UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2023

BURGERFI INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38417	82-2418815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Cypress Creek Rd., Suite 220 Fort Lauderdale, FL	33309
(Address of Principal Executive Offices)	(Zip Code)

(954) 618-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of exchange on which registered
Common stock, par value $0.0001 per share	BFI	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $11.50 per share	BFIIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 7, 2023, BurgerFi International, Inc., a Delaware corporation (the “Company”), and Plastic Tripod, Inc., a Delaware corporation and a subsidiary of the Company (“Plastic Tripod”, and together with the Company, the “Borrowers”), further amended their credit facilities under their existing Credit Agreement, dated as of December 15, 2015, by and among the Borrowers, the subsidiary guarantors party thereto (collectively, the “Guarantors”), Regions Bank, as administrative agent for the lenders, collateral agent for the lenders, a lender, swingline lender and issuing bank (in such capacity, the “Administrative Agent”), Cadence Bank, as a lender, Webster Bank, National Association, as a lender, Synovus Bank, as a lender, CP7 Warming Bag, LP, as a lender and the other lenders party thereto (collectively, the “Lenders”), as amended from time to time (the “Credit Agreement”), by entering into that certain Sixteenth Amendment to Credit Agreement, dated as of July 7, 2023 (the “Sixteenth Amendment”), by and among the Borrowers, the Guarantors, Administrative Agent and the other Lenders party thereto (as amended from time to time, the “Credit Agreement”). Capitalized terms not defined herein shall have meaning assigned to them in the Credit Agreement.

Under the terms of the Sixteenth Amendment, the definition of Consolidated EBITDA was amended to increase the scope of certain non-recurring expenses.

The Sixteenth Amendment also revises the requirements and timeline for when the Credit Parties must engage a management consulting firm.

In addition, under the terms of the Sixteenth Amendment, the Consolidated Senior Lease-Adjusted Leverage Ratio and Consolidated Fixed Charge Coverage Ratio requirements were modified as follows to provide the Credit Parties greater flexibility for the applicable time periods:

(a)

The Credit Parties shall not permit the Consolidated Senior Lease-Adjusted Leverage Ratio to be greater than (i) 7.00 to 1.00 as of the end of the fiscal quarters ending closest to the calendar quarters ending June 30, 2023, September 30, 2023 and December 31, 2023, or (ii) 6.75 to 1.00 as of the end of the fiscal quarters ending closest to the calendar quarters ending March 31, 2024, June 30, 2024 and September 30, 2024.

(b)

The Credit Parties shall not permit the Consolidated Fixed Charge Coverage Ratio to be less than (i) 1.00 to 1.00 as of the end of the fiscal quarters ending closest to the calendar quarters ending June 30, 2023, September 30, 2023 and December 31, 2023, or (ii) 1.05 to 1.00 as of the end of the fiscal quarters ending closest to the calendar quarters ending March 31, 2024, June 30, 2024 and September 30, 2024.

The foregoing description of the Sixteenth Amendment is intended only as a summary and is qualified in its entirety by reference to the actual terms of the Sixteenth Amendment attached as Exhibit 10.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Sixteenth Amendment to Credit Agreement, dated July 7, 2023, by and among BurgerFi International, Inc., BurgerFi International, Inc.’s subsidiaries, Plastic Tripod, Inc., the subsidiary guarantors party thereto, Regions Bank, as administrative agent for the lenders, collateral agent for the lenders, a lender, swingline lender and issuance bank, Cadence Bank, as a lender, Webster Bank, National Association, as a lender, Synovus Bank, as a lender, and the other lenders party from time to time thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2023

BURGERFI INTERNATIONAL, INC.

By:	/s/ Stefan K. Schnopp
Stefan K. Schnopp
Chief Legal Officer and Corporate Secretary